Exhibit 24.1


                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Verschleiser, Michael B. Nierenberg, Jeffrey Mayer, Thomas F. Marano, Sara M. Bonesteel and Joseph T. Jurkowski, Jr. as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Structured Asset Mortgage Investments II Inc.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Structured Asset Mortgage Investments II Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                                    TITLE                                         DATE


/s/ Jeffrey L. Verschleiser
-----------------------------                President (Principal Executive
Jeffrey L. Verschleiser                      Officer)                                      June 20, 2003


/s/ Michael B. Nierenberg                    Treasurer (Principal Financial
-----------------------------                Officer and Principal Accounting
Michael B. Nierenberg                        Officer)                                      June 20, 2003


/s/ Jeffrey Mayer
-----------------------------
Jeffrey Mayer                                Director                                      June 20, 2003


/s/ Thomas F. Marano
-----------------------------                Director                                      June 20, 2003
Thomas F. Marano